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                                                                   EXHIBIT 10.42

                              AMENDED AND RESTATED
                  MANAGEMENT AND CONSULTING SERVICES AGREEMENT
                  --------------------------------------------


       THIS AGREEMENT, dated as of July 26, 1995, amended and restated as of November 30, 1995, by and between GTCR IV, L.P., a Delaware limited partnership ("GTCR"), and SAS Acquisitions Inc., a Delaware corporation (the "Company")
                                                                  -------


       WHEREAS, Golder, Thoma, Cressey, Rauner Fund IV, L.P., a Delaware limited Partnership (the "Fund"), of which GTCR is the general partner, purchased (the "SAS Investment") pursuant to that certain Equity Purchase Agreement (the "SAS
 --------------                                                            ---
Purchase Agreement"), dated as of July 26, 1995, between the Company and GTCR
- ------------------
72,153 shares of the Company's Class A Common Stock, par value $0.01 per share;

       WHEREAS, the Fund purchased (the "TCC Investment," 11 and together with
                                         --------------
the SAS Investment, the "Investment") 72,516 shares of Class A Common Stock, par
                         ----------
value $.01 per share, of The Coinmach Corporation, a Delaware Corporation ("TCC"), pursuant to that certain Equity Purchase Agreement (the "TCC Purchase
                                                                  ------------
Agreement"), dated as of January 31, 1995, between TCC and GTCR;
- ---------

       WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of November 30, 1995, among the Company, TCC and Solon Automated Services, Inc., a Delaware corporation and subsidiary of the Company ("Solon"), TCC will merge
                                                       -----
with and into Solon (the "Merger") and all of the outstanding capital stock of
                          ------
TCC will be converted into capital stock of the Company;

       WHEREAS, GTCR and TCC are parties to a certain Management and Consulting Services Agreement, dated as of January 31, 1995, which is being terminated in connection with the Merger;

       WHEREAS, the Company desires to receive financial and management consulting services from GTCR, and obtain the benefit of the experience of GTCR in business and financial management generally and its knowledge of the Company and its subsidiaries and their financial affairs in particular;

       WHEREAS, in connection with the Investment, GTCR, is willing to provide financial and management consulting services to the Company and its subsidiaries and the compensation arrangements set forth in this Agreement are designed to compensate GTCR for such services; and

       WHEREAS, the Company seeks to compensate GTCR for financial and managerial services performed in connection with the Company's acquisitions in the coin-operated laundry industry such as the arrangement of financing for the transactions, the negotiation of the related acquisition agreements, and the

NY2 52653.1
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management consultation in regards to the structure of the transactions (the
"Acquisitions").
 ------------

       NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, GTCR and the Company hereby agree as follows:

        1. Engagement.  The Company hereby engages GTCR as a
           ----------
financial and management consultant, and GTCR hereby agrees to provide financial and management consulting services to the Company, all on the terms and subject to the conditions set forth below.

       2. Services of GTCR.  GTCR hereby agrees during the term of this
          ----------------
engagement to consult with the Company's board of directors (the "Board") and
                                                                  -----
management of the Company and its subsidiaries in such manner and on such business and financial matters as may be reasonably requested from time to time by the Board, including but not limited to:

        (i)  corporate strategy;

       (ii) budgeting of future corporate investments;

      (iii)  acquisition and divestiture strategies; and

       (iv)  debt and equity financings.

       3. Personnel.  GTCR shall provide and devote to the performance of this
          ---------
Agreement such partners, employees and agents of GTCR as GTCR shall deem appropriate for the furnishing of the services required thereby.

          4. Management Fee.  From and after April 29, 1995, the
             --------------
Company shall pay to GTCR an annual management fee in the amount of $200,000 per year (as such amount may be increased from time to time by GTCR with the approval of the Board) payable annually in full on April 29 of each year, for the period then ended, with the first such payment on April 29, 1996; provided, however, if this Agreement is terminated, the Company shall pay to GTCR on the date of such termination an amount determined on a prorated basis according to the number of days elapsed since the prior April 29th.

       5. Expenses.  In addition to the fees described in Section 4 above, the
          --------
Company shall promptly reimburse GTCR for such reasonable travel expenses and other out-of-pocket fees and expenses as may be incurred by GTCR, its directors, officers and employees in connection with the Acquisitions and in connection with the rendering of services hereunder.



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       6.  Term.  This Agreement will continue from the date hereof until
           ----
the Fund ceases to own at least 33%. of the shares of outstanding common stock of the Company. No termination of this Agreement, whether pursuant to this paragraph or otherwise, shall affect the Company's obligations with respect to the fees, costs and expenses incurred by GTCR in rendering services hereunder and not reimbursed by the Company as of the effective date of such termination.

       7. Liability. Neither GTCR nor any of its affiliates, partners, employees
          ---------
or agents shall be liable to the Company or its subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense is a result of the gross negligence or willful misconduct of GTCR.

       8. Indemnification.  The Company agrees to indemnify and hold harmless
          ---------------
GTCR, its partners, affiliates, officers, agents and employees against and from any and all loss, liability, suits, claims, costs, damages and expenses (including attorneys' fees) arising from their performance hereunder, except as a result of their gross negligence or willful misconduct.

       9. GTCR Independent Contractor Status.  GTCR and the Company agree that
          ----------------------------------
GTCR shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither GTCR nor its partners, employees or agents shall be considered employees or agents of the Company as a result of this Agreement nor shall any of them have authority to contract in the name of or bind the Company, except as expressly agreed to in writing by the Company.

       10.  Notices.  Any notice, report or payment required or permitted to be
            -------
given or made under this Agreement by one party to the other shall be deemed to have been duly given or made if personally delivered (including by courier) or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by one party to the other):



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        If to GTCR:

           GTCR, IV, L.P.
           6100 Sears Tower
           Chicago, IL 60606
           Attention:  Bruce V. Rauner
                       David A. Donnini

           with a copy (which copy will not constitute notice to GTCR) to:
           ----------------------------------------------------- --------

           Kirkland & Ellis
           200 East Randolph Drive
           Chicago, IL 60601
           Attention: Kevin R. Evanich, Esq.

         If to the Company:

           SAS Acquisitions Inc.
           c/o Coinmach Corporation
           55 Lumber Road
           Roslyn, NY 11576
           Attention: President

           with a copy (which copy will not constitute notice to the Company)
           --------------------------------------------------- ---------------
           to:
           ---

           Anderson, Kill, Olick & Oshinsky, P.C.
           1251 Avenue of The Americas
           New York, New York 10020
           Attention:  Ronald S. Brody, Esq.

       11.  Entire Agreement; Modification.  This Agreement (a) contains the
            ------------------------------
complete and entire understanding and agreement of GTCR and the Company with respect to the subject matter hereof; and (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of GTCR in connection with the subject matter hereof.

       12.  Waiver of Breach.  The waiver by either party of a breach of any
            ----------------
provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

       13.  Assignment.  Neither GTCR nor the Company may assign its rights or
            ----------
obligations under this Agreement without the express written consent of the other.

       14.  Successors.  This Agreement and all the obligations and benefits
            ----------
hereunder shall inure to the successors and permitted assigns of the parties.



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       15.  Counterparts.  This Agreement may be executed and delivered by each
            ------------
party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.

       16.  Choice of Law.  This Agreement shall he governed by and construed in
            -------------
accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.



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       IN WITNESS WHEREOF, GTCR and the Company have caused this Agreement to be duly executed and delivered on the date and year first above written.

                      GTCR IV, L.P.

                      By:  Golder, Thoma, Cressey, Rauner,
                            Inc.
                      Its:  General Partner


                        By: /s/ BRUCE V. RAUNER
                           ----------------------------

                        Its: Principal


                      SAS ACQUISITIONS INC.

                      By:_______________________________

                      its:_______________________________

       IN WITNESS WHEREOF, GTCR and the Company have caused this Agreement to be duly executed and delivered on the date and year first above written.

                      GTCR IV, L.P.

                      By:   Golder, Thoma, Cressey, Rauner,
                            Inc.
                      Its:  General Partner

                            By:
                               ------------------------
                            Its: Principal


                       SAS ACQUISITIONS INC.

                            /s/ ROBERT M. DOYLE
                       By:_______________________________

                       Its:______________________________